Exhibit 5.1

[Letterhead of Holme Roberts & Owen LLP]

DENVER BOULDER COLORADO SPRINGS LONDON LOS ANGELES MUNICH SALT LAKE CITY SAN FRANCISCO
September 4, 2007

Board of Directors
ICO Global Communications (Holdings) Limited
Plaza America Tower I
11700 Plaza America Drive, Suite 1010
Reston, VA 20190

Re:          ICO Global Communications (Holdings) Limited
Registration Statement on Form S-8

Gentlemen:

We have acted as counsel to ICO Global Communications (Holdings) Limited, a Delaware corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933 (as amended, the “Act”), on September 4, 2007. The Registration Statement covers the offering and issuance from time to time by the Company of up to 7,000,000 shares of Class A common stock, par value $0. 01 per share, of the Company (the “Shares”) issuable under the Company’s 2000 Stock Incentive Plan, as Amended and Restated effective June 15, 2007 (the “Plan”).

All capitalized terms which are not defined herein shall have the meanings assigned to them in the Registration Statement.

This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

In connection with the Company’s preparation and filing of the Registration Statement, we have examined originals or copies of all documents, corporate records or other writings that we consider relevant for the purposes of this opinion. In such examination, we have assumed the genuineness of all signatures on all original documents, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as photocopies of originals. As to matters of fact not directly within our actual knowledge, we have relied upon certificates, electronic and other documents from public officials in certain jurisdictions.

In connection with this opinion, we have examined the following documents:

•	The Certificate of Incorporation of the Company, as amended to date;

•	The Bylaws of the Company, as amended to date;

•	The Plan as adopted by the Company and as amended to date;

•	The Registration Statement, together with Exhibits filed as a part thereto and incorporated therein by reference;

•	Such records of the corporate proceedings of the Company, and such other documents that we considered necessary or appropriate for the purpose of rendering this opinion; and

•	Such other certificates and assurances from public officials, officers and representatives of the Company that we considered necessary or appropriate for the purpose of rendering this opinion.

On the basis of the foregoing examination, and in reliance thereon, and subject to the exceptions, assumptions, qualifications and limitations set forth herein, we are of the opinion that (subject to compliance with the pertinent provisions of the Act and to compliance with such securities or “blue sky” laws of any jurisdiction as may be applicable):

The Shares have been duly authorized and, when issued and sold in accordance with the terms of the Plan and any applicable issuance agreement, the Shares will be validly issued, fully paid and nonassessable.

The opinions expressed herein are limited to the General Corporation Law of the State of Delaware (including the statutory provisions and all applicable provisions of the Delaware Constitution and reported judicial decisions implementing these laws).

This opinion may be filed as an exhibit to the Registration Statement. In giving this consent, we do not admit we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC promulgated thereunder.

The opinions expressed herein are rendered as of the date hereof. We do not undertake to advise you of matters that may come to our attention subsequent to the date hereof and that may affect the opinions expressed herein, including without limitation, future changes in applicable law. This letter is our opinion as to certain legal conclusions as specifically set forth herein and is not and should not be deemed to be a representation or opinion as to any factual matters.

Very truly yours,

/s/ HOLME ROBERTS & OWEN LLP